Exhibit 14

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Post-Effective Amendment No. 1 to the Registration Statement on Form N-14 of Westcore Trust of our report dated February 26, 2010, relating to the financial statements and financial highlights of Westcore Blue Chip Fund appearing in the Annual Report on Form N-CSR of Westcore Trust for the year ended December 31, 2009, only insofar as such report relates to the Westcore Blue Chip Fund.  We also consent to the incorporation by reference of our report dated February 16, 2010, relating to the financial statements and financial highlights of Blue Chip Value Fund, Inc. appearing in the Annual Report on Form N-CSR of Blue Chip Value Fund for the year ended December 31, 2009.  We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in the combined Prospectus and Proxy Statement, which is part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Denver, Colorado

December 28, 2010